As filed with the Securities and Exchange Commission on October 29, 2018

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Osmotica Pharmaceuticals plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	Not Applicable
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Address, Including Zip Code, of Principal Executive Offices)

Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan

Osmotica Pharmaceuticals plc 2018 Incentive Plan

Osmotica Pharmaceuticals plc 2018 Employee Share Purchase Plan

(Full Title of the Plan)

Brian Markison

Chief Executive Officer

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan, ordinary shares, nominal value $0.01 per share	3,015,572	(2)	$14.96	(3)	$45,117,412	(3)	$5,468.23
Osmotica Pharmaceuticals plc 2018 Incentive Plan, ordinary shares, nominal value $0.01 per share	4,100,000		$8.02	(4)	$32,894,721		$3,986.84
Osmotica Pharmaceuticals plc 2018 Employee Share Purchase Plan, ordinary shares, nominal value $0.01 per share	1,550,000		$8.07	(5)	$12,508,500		$1,516.03
TOTALS	8,665,572				$90,520,633		$10,971.10

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminable number of additional ordinary shares that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2) Represents ordinary shares, nominal value $0.01 per share, reserved for issuance upon the exercise of options previously granted under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan, or the 2016 Plan.

(3) The proposed maximum aggregate offering price for the 2016 Plan consists of $44,570,494.80 payable in respect of 2,981,304 shares subject to options at an exercise price of $14.95 per share and $546,917.28 payable in respect of 34,268 shares subject to options at an exercise price of $15.96 per share

(4) The proposed maximum aggregate offering price for the Osmotica Pharmaceuticals plc 2018 Plan consists of $1,257,900 payable in respect of 179,700 shares subject to options at an exercise price of $7.00 per share and $31,636,821 payable in respect of 3,920,300 shares at a price calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The fee in respect of such 3,920,300 shares is calculated on the basis of the average of the high and low sale prices per ordinary share on the Nasdaq Global Select Market as of a date (October 24, 2018) within five business days prior to filing this Registration Statement.

(5) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per ordinary share on the Nasdaq Global Select Market as of a date (October 24, 2018) within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Osmotica Pharmaceuticals plc, or the Registrant, with the Commission are incorporated herein by reference:

(1) The Registrant’s Prospectus dated October 17, 2018 and filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1 as amended (Registration No. 333-227357); and

(2) The description of the Registrant’s ordinary shares, nominal value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on October 18, 2018, and any other amendments or reports filed for the purpose of updating such description (File No. 001-38709).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

To the fullest extent permitted by Irish law, the Registrant’s Articles of Association confer an indemnity on its directors and officers. However, this indemnity is limited by the Irish Companies Act of 2014, or the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to the Registrant’s executives who are not directors of the Registrant, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

The Registrant’s Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or its corporate secretary.

The Registrant is permitted under its Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

Additionally, the Registrant and certain of its subsidiaries have entered into agreements to indemnify the Registrant’s directors and certain officers to the maximum extent allowed under applicable law. These agreements, among other things, will provide that the Registrant will indemnify its directors and certain officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in its right, on account of any services undertaken by such person on its behalf or that person’s status as its director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1	Memorandum and Articles of Association Osmotica Pharmaceuticals plc
4.2

Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan (previously filed as Exhibit 10.29 to the registration statement on Form S-1 (File No. 333-227357) and incorporated herein by reference)

4.3	Osmotica Pharmaceuticals plc 2018 Incentive Plan (previously filed as Exhibit 10.30 to the registration statement on Form S-1 (File No. 333-227357) and incorporated herein by reference)
4.4	Osmotica Pharmaceuticals plc 2018 Employee Share Purchase Plan (previously filed as Exhibit 10.27 to the registration statement on Form S-1 (File No. 333-227357) and incorporated herein by reference)
5.1	Opinion of A&L Goodbody
23.1	Consent of BDO USA, LLP Independent Registered Public Accounting Firm
23.2	Consent of BDO USA, LLP Independent Registered Public Accounting Firm
23.3	Consent of A&L Goodbody (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page in Part II)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 29th day of October, 2018.

OSMOTICA PHARMACEUTICALS PLC

By:	/s/ Brian Markison
	Name:	Brian Markison
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Markison, Andrew Einhorn and Christopher Klein, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement on Form S-8 of Osmotica Pharmaceuticals plc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian Markison	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 29, 2018
Brian Markison

/s/ Andrew Einhorn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 29, 2018
Andrew Einhorn

/s/ David Burgstahler	Director	October 29, 2018
David Burgstahler

/s/ Sriram Venkataraman	Director	October 29, 2018
Sriram Venkataraman

/s/ Carlos Sielecki	Director	October 29, 2018
Carlos Sielecki

/s/ Juan Vergez	Director	October 29, 2018
Juan Vergez

/s/ Fred Weiss	Director	October 29, 2018
Fred Weiss

/s/ Christopher Klein	Authorized Representative in the United States	October 29, 2018
Christopher Klein